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                                                                    EXHIBIT 11.1

                     CABLE DESIGN TECHNOLOGIES CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                     (Thousands, except per share amounts)

                                                                            Year Ended July 31,
                                                                  --------------------------------------
                                                                      1996         1995          1994
                                                                  -----------   -----------  -----------
Primary:
Income before extraordinary items                                 $    15,881   $    14,713  $    10,138
Extraordinary loss                                                       (596)         ----       (3,998)
                                                                  -----------   -----------  -----------
Net income                                                        $    15,285   $    14,713  $     6,140
                                                                  ===========   ===========  ===========

Average number of shares of common stock outstanding               15,977,334    14,582,915   12,896,418
Assumed exercise of stock options and warrants                      2,649,453     2,499,635    2,586,678
                                                                  -----------   -----------  -----------
Total shares                                                       18,626,792    17,082,550   15,483,096
                                                                  ===========   ===========  ===========

Primary earnings before extraordinary items per common   share
                                                                  $      0.85   $      0.86  $      0.65
Primary loss from extraordinary items                                   (0.03)         ----        (0.25)
                                                                  -----------   -----------  -----------
Primary earnings per common share                                 $      0.82   $      0.86  $      0.40

                                                                           Year Ended July 31,
                                                                  --------------------------------------
                                                                      1996         1995          1994
                                                                  -----------   -----------  -----------
Fully Diluted:
Income before extraordinary items                                 $    15,881   $    14,713  $    10,138
Extraordinary loss                                                       (596)                    (3,998)
                                                                  -----------   -----------  -----------
Net income                                                        $    15,285   $    14,713  $     6,140
                                                                  ===========   ===========  ===========

Average number of shares of common stock outstanding               15,977,339    14,582,915   12,896,418
Assumed exercise of stock options and warrants                      2,649,453     2,589,933    2,640,126
                                                                  -----------   -----------  -----------
Total shares                                                       18,626,792    17,172,848   15,536,544
                                                                  ===========   ===========  ===========

Fully Diluted earnings before extraordinary items
 per common share                                                 $      0.85   $      0.86  $      0.65
Fully Diluted loss from extraordinary items                             (0.03)         ----        (0.25)
                                                                  -----------   -----------  -----------
Fully Diluted earnings per common share                           $      0.82   $      0.86  $      0.40

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